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                                                                   EXHIBIT 23.2
                       CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 33-91904) of Beazer Homes USA, Inc. of our report dated October 27, 1995, with respect to the consolidated financial statements of Beazer Homes USA, Inc. included in this Annual Report (Form 10-k) for the year ended September 30, 1996.

ERNST & YOUNG LLP

Atlanta, Georgia
December 18, 1996